QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.70

SECOND LOAN MODIFICATION AGREEMENT

        This Second Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of September 10, 2004, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and (ii) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 and ASPENTECH, INC., a Texas corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (jointly and severally, individually and collectively, "Borrower")

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 30, 2003 between Borrower and Bank, as amended by a certain letter agreement dated February 14, 2003 and a certain First Loan Modification Agreement dated June 27, 2003 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.
DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

        Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.
DESCRIPTION OF CHANGE IN TERMS.

  Modifications to Loan Agreement.

  (i)
  The Loan Agreement shall be amended by deleting the following text appearing in the definition of "Eligible Receivables" set forth in Section 8 of the Loan Agreement:

    "(ii) the Receivable must not be due under a fulfillment or requirements contract with the Account Debtor or represent Deferred Revenue (provided, however, Deferred Revenue offsets will not be deemed ineligible (if otherwise eligible hereunder) as long as Borrower maintains, at all times, an Adjusted Quick Ratio of at least 1.25 to 1.0),"

    and inserting in lieu thereof the following:

    "(ii) the Receivable must not be due under a fulfillment or requirements contract with the Account Debtor or represent Deferred Revenue (provided, however, Deferred Revenue offsets will not be deemed ineligible (if otherwise eligible hereunder) as long as Borrower maintains, at all times, unrestricted cash and/or cash equivalents at Silicon of at least $50,000,000.00),"

  (ii)
  The Loan Agreement shall be amended by deleting the following text appearing in Section 1 of the Schedule thereto.

    "Letter of Credit/FX Contract/Cash Management Services Sublimit

    (Section 1.5, 1.6, 1.7): $11,000,000 (of which only $10,000,000 may be used for FX Reserve, less any amounts used for FX Reserve pursuant to, and as defined in, the Exim Agreement)"

    and inserting in lieu thereof the following:

    "Letter of Credit/FX Contract/Cash Management Services Sublimit

    (Section 1.5, 1.6, 1.7): $15,000,000.00"

  (iii)
  The Loan Agreement shall be amended by deleting Section 5(a)(i) and (ii) of the Schedule thereto in their entirety and inserting in lieu thereof the following:

    "a. Minimum Tangible Net Worth:

    Borrower shall maintain, as of the last day of each month, to be tested monthly, a Tangible Net Worth of not less than the sum of (i) plus (ii) below:

    (i)

    (a)
    from August 1, 2004 through and including August 31, 2004—$116,000,000

    (b)
    from September 1, 2004 through and including September 30, 2004—$140,000,000

    (c)
    from October 1, 2004 through and including October 31, 2004—$128,000,000

    (d)
    from November 1, 2004 through and including November 30, 2004—$116,000,000

    (e)
    from December 1, 2004 through and including December 31, 2004—$140,000,000

    (f) from January 1, 2005 and thereafter—$128,000,000; provided, however, the Tangible Net Worth requirements set forth in subsections (a) through (f) shall be reduced by the lesser of (x) the total restructuring charge incurred by Borrower in its first fiscal quarter of 2005, or (y) $14,000,000.

    (ii) 75% of all consideration received after August 1, 2004 from proceeds from the issuance of any equity securities of the Borrower (other than (i) the issuance of stock options, restricted stock or other stock-based awards under the Borrower's director or employee stock incentive plans, or (ii) stock purchases under the Borrower's employee stock purchase plan) and/or subordinated debt incurred by the Borrower (net of refinanced amounts of existing subordinated debt)."

  (iv)
  The Loan Agreement shall be amended by deleting the following text appearing in Section 5 of the Schedule thereto:

    "Adjusted Quick Ratio" is the ratio of (i) Quick Assets to (ii) Current Liabilities plus the face amount of all issued Letters of Credit (both hereunder and under the Exim Agreement), less the current portion of Deferred Revenue and other income received in advance."

    and inserting in lieu thereof the following:

    "Adjusted Quick Ratio" is the ratio of (i) Quick Assets to (ii) Current Liabilities plus the face amount of all issued Letters of Credit (both hereunder and under the Exim Agreement), less the current portion of Deferred Revenue and other income received in advance, less the outstanding principal balance of all debt subordinated to the Obligations on terms satisfactory to Silicon."

  (v)
  The Loan Agreement shall be amended by deleting the following text appearing in Section 5(c) of the Schedule thereto:

    "c. Adjusted Quick Ratio:

    Borrower shall maintain, at all times, to be tested quarterly, an Adjusted Quick Ratio of at least 1.0 to 1.0"

    and inserting in lieu thereof the following:

    "c. Adjusted Quick Ratio:

    Borrower shall maintain, at all times, to be tested monthly, an Adjusted Quick Ratio of at least (a) 1.25 to 1.00 as of the last day of each January, February, April, May, July, August, October and November during the term of this Agreement, and (b) 1.50 to 1.00 as of the last day of each March, June, September and December during the term of this Agreement."

4.
FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.
WAIVER. Bank hereby waives Borrower's failure to comply with the Minimum Tangible Net Worth requirement set forth in Section 5(a) of the Schedule to the Loan Agreement as of June 30, 2004 and July 31, 2004. The Bank's waiver of Borrower's compliance with said foregoing affirmative covenant shall apply only to the foregoing specific periods.

6.
RATIFICATION OF NEGATIVE PLEDGE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreements each dated as of January 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

7.
RATIFICATION OF PERFECTION CERTIFICATE Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates each dated as of January 30, 2003 and acknowledges, confirms and agrees the disclosures and information therein has not changed as of the date hereof, except as set forth on Schedule 1 annexed hereto.

8.
CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.
RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.
NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.
CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.

12.
COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Remainder of page intentionally left blank.]

        This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
ASPEN TECHNOLOGY, INC.
By: Name: Title:
ASPENTECH, INC.
By: Name: Title:
BANK:
SILICON VALLEY BANK, d/b/a SILICON VALLEY EAST
By: Name: Title:

        The undersigned, ASPENTECH SECURITIES CORP., a Massachusetts corporation, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated January 30, 2003 (the "Guaranty") and a certain Security Agreement dated as of January 30, 2003 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ASPENTECH SECURITIES CORP
By: Name: Title:

QuickLinks

  Exhibit 10.70